"BY UNITING THESE HIGHLY SUCCESSFUL COMPANIES, WE ARE CREATING AN EDA INDUSTRY LEADER IN TERMS OF REVENUE, PROFITABILITY, INSTALLED BASE, AND INVESTOR POTENTIAL."

                                                          Larry Gerhard
                                                          Chairman, President,
                                                          and CEO
                                                          Summit Design


"THIS 'MERGER OF EQUALS' WILL CREATE A NEW WINDOWS NT EDA POWERHOUSE."

                                                          Mike Bosworth
                                                          Chairman, President,
                                                          and CEO
                                                          OrCAD


Contact:
Abbie Kendall
Armstrong Kendall, Inc.
503-672-4681
abbie@armstrongkendall.com

For:
Al Koob
Summit Design, Inc.
503-643-9281
akoob@sd.com

And:
Dave Bundy
OrCAD
503-672-4800
dave.bundy@orcad.com

                                                         FOR IMMEDIATE RELEASE


                            SUMMIT DESIGN AND OrCAD
                           ANNOUNCE MERGER AGREEMENT

     Beaverton, Oregon, September 20, 1998 -- Summit Design (NASDAQ: SMMT) and OrCAD(R) (NASDAQ:OCAD) announced today that the companies have agreed to merge. After the merger, the resulting company will serve the worldwide market for Windows NT(R) electronic design automation (EDA) software and complementary workstation-based EDA solutions for the design of a complete range of electronic products, including complex ICs and systems-on-silicon. Summit Design is a leading provider of graphical design entry and verification software tools for electronic design. OrCAD is the leading supplier of Windows NT(R) EDA software and services to electronics companies worldwide.

     Under the terms of the merger agreement, each outstanding share of OrCAD common stock will be exchanged for 1.05 shares of Summit Design common stock. Outstanding OrCAD options will be assumed by Summit on the same basis. The merger is expected to be accounted for as a pooling-of-interests transaction. The consummation of the merger is subject to certain conditions, including the receipt of all applicable regulatory approvals, the approval of the stockholders of both companies, and other customary conditions. The merger is expected to be completed by year-end.

     "By uniting these highly successful companies, we are creating an EDA industry leader in terms of revenue, profitability, installed base, and investor potential," stated Larry Gerhard, chairman, president, and CEO of Summit Design. "In my experience, there have been few mergers that make as much sense as the combination of Summit Design and OrCAD. The combination of a

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powerful inside sales channel and highly experienced field sales organizations will give the new company a differentiated and highly competitive business model that can deliver superior value to customers."

     "This 'merger of equals' will create a new Windows NT EDA powerhouse," stated Mike Bosworth, chairman, president, and CEO of OrCAD. "Summit and OrCAD each have experienced management teams, extensive product development skills, and substantial distribution channels. Both companies possess key, complementary technology and software products that have made them leaders in the PC and workstation segments of the EDA industry. Combining their attributes and strengths will give the market even higher value design solutions for the NT platform."

     Larry Gerhard will become chairman and chief executive officer of the combined companies, and Mike Bosworth will serve as president and chief operating officer. It is anticipated that the senior management of both companies will move forward with the new company. The board of directors will consist of members from the boards of directors of both companies, including Larry Gerhard and Mike Bosworth.

MARKETS SERVED BY THE NEW COMPANY

     Together, products from Summit Design and OrCAD address the three overlapping segments of the electronics design market: commodity products, semiconductors, and electronic systems. The combination covers the design spectrum from systems-on-silicon to systems-on-boards.

     Summit's graphical High-Level Design Automation (HLDA) products enable IC design engineers to create and verify complex IC designs using familiar graphical paradigms such as block diagrams, state machines, flow charts, or truth tables, rather than the less intuitive textual hardware description language (HDL) code required by synthesis and simulation tools. Summit's HLDA products automatically generate optimized HDL descriptions from these graphical designs, and the output can automatically be re-targeted to nearly all of the EDA industry's

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standard synthesis tools.

     OrCAD's solutions target electronics systems companies, specifically for the design of field-programmable gate arrays (FPGAs), complex programmable logic devices (CPLDs), analog and mixed analog-digital circuits, and printed circuit boards (PCBs). OrCAD's programmable logic design products support devices from Altera, Xilinx, Actel, Lattice, Lucent, and Vantis. The company also provides products and services for the management of component data used in the design process.

ABOUT SUMMIT DESIGN

     Summit Design, Inc. (NASDAQ:SMMT) is a leading international supplier of engineering software products in the areas of high-level design creation, analysis, verification, and optimization. The worlds top electronics companies use Summit products to increase engineering productivity, decrease time to market, and improve the quality of their products. For 1997, Summit reported revenues of $31.2 million. For the first half of 1998, Summit reported revenues of $21.4 million.

     Summit Design is headquartered in Beaverton, Oregon, with offices in Herzelea, Israel; St. Paul, Minnesota; and Campbell, California. For more information, visit www.summit-design.com.

ABOUT ORCAD

     Founded in 1985, OrCAD (NASDAQ:OCAD) is the leading supplier of Windows EDA software and services to electronics companies worldwide. The company's solutions increase productivity in the management of component data, and in the design of field-programmable gate arrays (FPGAs), complex programmable logic devices (CPLDs), analog and mixed analog-digital circuits, and printed circuit boards (PCBs). OrCAD serves many segments of the worldwide electronics industry, including aerospace, telecom, industrial control, military, medical equipment, and consumer products. For 1997, OrCAD reported revenues of $43.9 million. For the first half of 1998, OrCAD reported revenues of $23.5 million.

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     The company is headquartered in Beaverton, Oregon, with offices in
Irvine, California; Yokohama, Japan; and Basingstoke, England. In other countries worldwide, OrCAD is represented by a network of resellers. For more information, visit www.orcad.com.

FORWARD-LOOKING STATEMENTS

     Except for any historical information presented herein, matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Therefore, actual outcomes or future results could differ materially from those presented herein. Factors that could cause or contribute to such differences include, but are not limited to, obtaining regulatory and stockholder approval and satisfaction of the other conditions to closing, as well as the ability of the companies to successfully integrate their operations, and those factors discussed from time to time in the companies public reports filed with the Securities and Exchange Commission.

Note: OrCAD is a registered trademark and all OrCAD product and service names are either registered trademarks, trademarks, or service marks of OrCAD, Inc. Summit Design and all Summit Design product names are trademarks of Summit Design. Microsoft, Windows, and Windows NT are either registered trademarks or trademarks of Microsoft Corporation in the United States and/or other countries. All other trademarks are the property of their respective holders.